EX-99.b

Approved as of December 17, 1998

Amended and Restated as of May 20, 2026

AMENDED AND RESTATED BY-LAWS

OF

NOMURA ETF TRUST II

(formerly, Voyageur Insured Funds)

A Delaware Statutory Trust

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal executive office of Nomura ETF Trust II (the “Trust”) shall be One Commerce Square, Philadelphia, Pennsylvania, 19103. The board of trustees (the “Board of Trustees”) may, from time to time, change the location of the principal executive office of the Trust to any place within or outside the State of Delaware.

Section 2. OTHER OFFICES. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the Board of Trustees. In the absence of any such designation by the Board of Trustees, shareholders’ meetings shall be held at the principal executive office of the Trust. For purposes of these Amended and Restated By-Laws (the “By-Laws”), the term “shareholder” shall mean a record owner of shares of the Trust.

Section 2. CALL OF MEETING. A meeting of the shareholders may be called at any time by the Board of Trustees, the Chairperson (as defined under Section 3 of Article III herein) or by the President (as defined under Section 1 of Article V herein). If the Trust is required under the Investment Company Act of 1940, as amended (the “1940 Act”), to hold a shareholders’ meeting to elect trustees, the meeting shall be deemed an “annual meeting” for that year for purposes of the 1940 Act.

Section 3. NOTICE OF SHAREHOLDERS’ MEETING. All notices of meetings of shareholders shall be sent or otherwise given, in accordance with Section 4 of this Article, not less than seven (7) nor more than one-hundred twenty (120) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

Section 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail, courier or telegraphic, facsimile, electronic mail or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail, courier, or telegraphic, facsimile, electronic mail or other written communication to the Trust’s principal executive office. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail, with a courier or sent by telegram, facsimile, electronic mail or other means of written communication.

Approved as of December 17, 1998

Amended and Restated as of May 20, 2026

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5. ADJOURNED MEETING; NOTICE. Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those shareholders present in person or by proxy, or by the chairperson of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a shareholders’ meeting prior to adjournment.

When any shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty (180) days from the record date set for the original meeting, in which case the Board of Trustees shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

Section 6. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for trustees must be by ballot if demanded by any shareholder before the voting has begun.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a shareholders’ meeting. Abstentions and broker non-votes will be treated as votes present at a shareholders’ meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring a majority of outstanding voting securities for approval.

Unless otherwise determined by the Board of Trustees at the time it approves an action to be submitted to the shareholders for approval, shareholder approval of an action shall remain in effect until such time as the approved action is implemented or the shareholders vote to the contrary. Notwithstanding the foregoing, an agreement of merger or consolidation may be terminated or amended notwithstanding prior approval if so authorized by such agreement of merger or consolidation pursuant to Section 3815 of the Delaware Statutory Trust Act (“DSTA”).

Section 7. WRITTEN ACTION. Any action that might be taken at a meeting of the shareholders may be taken without a meeting in accordance with the provisions of the Trust’s Agreement and Declaration of Trust, as may be amended from time to time.

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Section 8. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of a meeting of shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice with respect to that person of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to a shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the meeting by such shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 9. PROXIES. Every shareholder entitled to vote for trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the shareholder and filed with the secretary of the Trust. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the shareholder’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the shareholder is received by the Trust before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Statutory Trust Act, the Declaration of Trust, or these By-Laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the shareholders were stockholders of a Delaware corporation. Notwithstanding any other provision herein to the contrary, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the shareholders of one or more Series or classes thereof or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy at a meeting.

With respect to any shareholders’ meeting, the Trust may accept proxies by electronic transmission (as defined in the DSTA) or telephonic, computerized, telecommunications or any other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the shareholder’s authorization is received within eleven (11) months before the meeting. A proxy with respect to shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

Section 10. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Trustees or the appropriate officers of the Trust may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairperson of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint

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an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill the vacancy.

The inspector shall:

(a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

TRUSTEES

Section 1. POWERS. Subject to the applicable provisions of the Declaration of Trust and these By-Laws relating to action requiring shareholder approval, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

Section 2. NUMBER OF TRUSTEES. The number of trustees constituting the Board of Trustees shall be determined as set forth in the Declaration of Trust.

Section 3. CHAIRPERSON. The Board of Trustees may elect a chairperson for the purpose of presiding at meetings of the Board of Trustees (the “Chairperson”). The Chairperson shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairperson by the Board of Trustees or prescribed by the By-Laws. The Chairperson may delegate his or her powers and duties to the trustees or officers of the Trust that he or she deems appropriate, provided that such delegation is consistent with applicable legal and regulatory requirements.

Section 4. VACANCIES. Vacancies in the Board of Trustees may be filled by a majority of the remaining trustees, though less than a quorum, or by a sole remaining trustee, unless the Board of Trustees calls a meeting of shareholders for the purpose of filling such vacancies. Notwithstanding the above, whenever and for so long as the Trust is a participant in or otherwise has in effect a plan under which the Trust may be deemed to bear expenses of distributing its shares as that practice is described in Rule 12b-1 under the 1940 Act, then the selection and nomination of the trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act (the “Independent Trustees”) shall be, and is, committed to the discretion of the Independent Trustees.

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Amended and Restated as of May 20, 2026

In the event that all trustee offices become vacant, an authorized officer of Delaware Management Company, a series of Delaware Management Business Trust, or any successor entity thereto or affiliate thereof serving as investment adviser to the Trust (“DMC”), on behalf DMC, shall serve as the sole remaining trustee effective upon the vacancy in the office of the last trustee. In such case, such officer of DMC, as the sole remaining trustee, shall, as soon as practicable, fill all of the vacancies on the Board of Trustees; provided, however, that, upon filling such vacancies, the percentage of trustees who are Independent Trustees of the Trust shall be no less than that required by the 1940 Act. Thereupon, such officer of DMC shall resign as trustee and a meeting of the shareholders shall be called, as required by the 1940 Act, for the election of trustees.

Whenever a vacancy in the Board of Trustees shall occur (by reason of death, resignation, removal, an increase in the authorized number of trustees or other cause), until such vacancy is filled as provided herein or the number of authorized trustees constituting the Board of Trustees is decreased pursuant to Article IV, Section 1 of the Declaration of Trust, the trustee(s) then in office, regardless of the number and even if less than a quorum, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by the Declaration of Trust and these By-Laws as though such number constitutes the entire Board of Trustees.

Section 5. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board of Trustees may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board of Trustees. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all trustees participating in the meeting can hear one another, and all such trustees shall be deemed to be present in person at the meeting.

Section 6. REGULAR MEETINGS. Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees. Such regular meetings may be held without notice.

Section 7. SPECIAL MEETINGS. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the Chairperson, the President (as defined under Section 1 of Article V herein), any vice president, the secretary or any two (2) trustees.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each trustee or sent by first-class mail, courier or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each trustee at that trustee’s address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting. In case the notice is delivered personally, by telephone, by courier, to the telegraph company, or by express mail, facsimile, electronic mail or similar service, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the trustee or to a person at the office of the trustee who the person giving the notice has reason to believe will promptly communicate it to the trustee. The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal executive office of the Trust, the place of the meeting.

Section 8. QUORUM. A majority of the authorized number of trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article. Every act or decision done or made by a majority of the trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

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Section 9. WAIVER OF NOTICE. Notice of any meeting need not be given to any trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that trustee.

Section 10. ACTION BY WRITTEN CONSENT IN LIEU OF MEETINGS. Except as required by law, including the 1940 Act and the rules and regulations thereunder, on any matter required or permitted to be voted on by the Board of Trustees or a committee of the Board of Trustees, the Board of Trustees or committee thereof may take such action without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Trustees having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Trustees entitled to vote thereon were present and voted.

Section 11. ADJOURNMENT. A majority of the trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

Section 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than seven (7) days, in which case notice of the time and place shall be given before the time of the adjourned meeting to the trustees who were present at the time of the adjournment.

Section 13. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 13 shall not be construed to preclude any trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 14. TRUSTEE EMERITUS. Upon retirement of a trustee, the Board of Trustees may elect him or her to the position of Trustee Emeritus. A Trustee Emeritus shall serve for one year and may be reelected by the Board of Trustees from year to year thereafter. Any person serving as a Trustee Emeritus shall not vote at meetings of trustees and shall not be held responsible for actions of the Board of Trustees but shall receive fees paid to trustees for serving as such.

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ARTICLE IV

COMMITTEES

Section 1. COMMITTEES OF TRUSTEES. The Board of Trustees may, by resolution adopted by a majority of the authorized number of trustees, designate one or more committees, each consisting of two (2) or more trustees, to serve at the pleasure of the Board of Trustees. The Board of Trustees may designate one or more trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Board of Trustees, shall have the authority of the Board of Trustees, except with respect to:

(a) the approval of any action which under the Declaration of Trust or applicable law also requires shareholders’ approval or requires approval by a majority of the entire Board of Trustees or certain members of said Board of Trustees;

(b) the filling of vacancies on the Board of Trustees or in any committee;

(c) the fixing of compensation of the trustees for serving on the Board of Trustees or on any committee;

(d) the amendment or repeal of the Declaration of Trust or of the By-Laws or the adoption of new By-Laws;

(e) the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable; or

(f) the appointment of any other committees of the Board of Trustees or the members of these committees.

Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of any committee may be determined either by resolution of the Board of Trustees or by resolution of the committee. Special meetings of any committee may also be called by resolution of the Board of Trustees, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE V

OFFICERS

Section 1. OFFICERS. The officers of the Trust shall be a president and chief executive officer (the “President”), a secretary, and a treasurer. The Trust may also have, at the discretion of the Board of Trustees, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person, except the offices of President and vice president.

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Section 2. ELECTION OF OFFICERS. The officers of the Trust designated in Section 1 of this Article shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

Section 3. SUBORDINATE OFFICERS. The Board of Trustees may appoint and may empower the Chairperson and/or the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Trustees may from time to time determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees, or by an officer upon whom such power of removal may be conferred by the Board of Trustees.

Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

Section 6. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairperson, the President shall be the chief executive officer of the Trust and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust. The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 7. VICE PRESIDENTS. In the absence or disability of the President, vice presidents, in the order as determined by the Board of Trustees, shall succeed to all of the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President until the President’s return, or until such disability shall be removed or until a new President shall have been elected. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees, the Chairperson, the President or these By-Laws.

Section 8. SECRETARY. The secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Board of Trustees may direct, a book of minutes of all meetings and actions of trustees, committees of trustees and shareholders, which shall record the time and place of such meetings, designation of whether such a meeting is regular or special, the names of those present at trustees’ meetings or committee meetings, and a summary of the proceedings.

The secretary shall cause to be kept at the principal executive office of the Trust, or at the office of the Trust’s transfer agent or registrar, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number, series and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

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The secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws.

Section 9. TREASURER. The treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any trustee.

The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and trustees, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-Laws.

ARTICLE VI

INDEMNIFICATION OF TRUSTEES, OFFICERS,

EMPLOYEES AND OTHER AGENTS

Section 1. AGENTS, PROCEEDINGS AND EXPENSES. For the purpose of this Article, “agent” means any person who is or was a trustee, officer, employee or other agent of this Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or was a trustee, director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of another enterprise at the request of such predecessor entity; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification under this Article.

Section 2. ACTIONS OTHER THAN BY TRUST. The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Trust) by reason of the fact that such person is or was an agent of the Trust, against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the Trust and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. For purposes of this Section 2 and Section 3 below, (a) the termination of any proceeding by judgment, order, or settlement shall not of itself create a presumption that the person did not act in good faith or in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that the person’s conduct was unlawful, and (b) the termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person did not act in good faith, or in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3. ACTIONS BY TRUST. The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Trust to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the Trust.

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Section 4. EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent’s office with the Trust.

No indemnification shall be made under Sections 2 or 3 of this Article:

(a) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable in the performance of that person’s duty to the Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

(b) In respect of any claim, issue, or matter as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity; or

(c) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.

Section 5. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of the Trust has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board of Trustees, including a majority who are disinterested, non-party trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

Section 6. REQUIRED APPROVAL. Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by the Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

(a) A majority vote of a quorum consisting of Independent Trustees who are not parties to the proceeding; or

(b) A written opinion by an independent legal counsel.

Section 7. ADVANCEMENT OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article, provided the agent provides a security for his undertaking, or a majority of a quorum of the disinterested, non-party trustees, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts, there is reason to believe that said agent ultimately will be found entitled to indemnification.

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Amended and Restated as of May 20, 2026

Section 8. CONTRACT RIGHTS. With respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was an agent of the Trust, the rights to indemnification conferred in Sections 2 and 3 of this Article VI and the advancement of expenses conferred in Section 7 of this Article VI, shall be contract rights. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any such person pursuant hereto with respect to any act or omission of such person occurring prior to the effective time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the effective time of such amendment, repeal, modification, or adoption); subject, however, to any restrictions or limitations imposed by the Delaware Statutory Trust Act, as amended from time to time, or under any similar law adopted in lieu thereof.

Section 9. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than trustees and officers of the Trust or any subsidiary thereof may be entitled by contract or otherwise.

Section 10. LIMITATIONS. No indemnification or advance shall be made under this Article in any circumstances where it would be inconsistent with:

(a) A provision of the Declaration of Trust, a resolution of the shareholders, or an agreement which prohibits or otherwise limits indemnification which was in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid; or

(b) Any condition expressly imposed by a court in approving a settlement.

Section 11. INSURANCE. Upon and in the event of a determination by the Board of Trustees to purchase such insurance, the Trust shall be entitled to purchase and maintain insurance on behalf of any agent of the Trust against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such.

Section 12. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

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Approved as of December 17, 1998

Amended and Restated as of May 20, 2026

ARTICLE VII

RECORDS AND REPORTS

Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its principal executive office or at the office of its transfer agent or registrar a record of its shareholders, providing the names and addresses of all shareholders and the number, series and classes of shares held by each shareholder.

Section 2. MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney.

Section 4. INSPECTION BY TRUSTEES. Every trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VIII

DIVIDENDS

Section 1. DECLARATION OF DIVIDENDS. Dividends upon the shares of beneficial interest of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board of Trustees at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the Trust.

Section 2. RESERVES. Before payment of any dividend there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board of Trustees may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board of Trustees shall deem to be in the best interests of the Trust, and the Board of Trustees may abolish any such reserve in the manner in which it was created.

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Approved as of December 17, 1998

Amended and Restated as of May 20, 2026

ARTICLE IX

GENERAL MATTERS

Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. CERTIFICATES FOR SHARES. As a matter of general policy, certificates for shares of beneficial interest in any series of the Trust will not be issued. Appropriate officers of the Trust may authorize the issuance of certificates in certain limited circumstances determined by such officers to be appropriate, provided such shares are fully paid. All certificates shall be signed in the name of the Trust by the Chairperson, the President or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series and class of shares owned by the shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

Section 4. LOST CERTIFICATES. Except as provided in this Section 4, as a matter of general policy, no new certificates for shares shall be issued to replace an old certificate. In the event a new certificate is authorized to be issued to replace an old certificate, the latter must be surrendered to the Trust and cancelled at the same time. In case any share certificate or certificate for any other security is lost, stolen or destroyed, the appropriate officers of the Trust may authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees or such appropriate officers may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The Chairperson, the President or any vice president or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

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Approved as of December 17, 1998

Amended and Restated as of May 20, 2026

Section 6. TRANSFER OF SHARES.

(a)	Shares of the Trust shall be transferable only on the record books of the Trust by the Person in whose name such Shares are registered, or by his or her duly authorized attorney or representative. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.
(b)	Except as otherwise provided by the Board of Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his, her or its duly authorized agent upon delivery to the Board of Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Board of Trustees. Upon such delivery, and subject to any further requirements specified by the Board of Trustees or contained in these By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the Shareholder with respect to such Shares for all purposes hereunder and neither the Board of Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 7. HOLDERS OF RECORD. The Trust shall be entitled to treat the holder of record of any share or shares as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

Section 8. FISCAL YEAR. The fiscal year of the Trust and each series thereof shall be fixed by resolution of the Board of Trustees and, subject to applicable law or regulation, may be re-fixed or changed from time to time by resolution of the Board of Trustees. The fiscal year of the Trust shall be the taxable year of each series of the Trust.

ARTICLE X

AMENDMENTS

Section 1. AMENDMENT. These By-laws may be restated and/or amended at any time, without the approval of the shareholders, by an instrument in writing signed by, or a resolution of, a majority of the then Board of Trustees.

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